Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as January 14, 2022.

Stuart D. Porter

/s/ Stuart D. Porter

Three Curve Holding Corporation

By:	/s/ Stuart D. Porter
Name:	Stuart D. Porter
Title:	President

Three Curve Capital LP
By:	Three Curve Holding Corporation,
its general partner

By:	/s/ Stuart D. Porter
Name:	Stuart D. Porter
Title:	President

SCHEDULE A

The name, present principal occupation or employment, business address and citizenship of each of the officers and directors of Three Curve Holding Corporation are set forth below.

Officers & Directors of Three Curve Holding Corporation

Name	Present Principal Occupation or Employment	Business Address	Citizenship
Stuart Porter	Director and President of Three Curve Holding Corporation Chief Executive Officer and Chief Investment Officer of Denham Capital	185 Dartmouth St., 7th Floor, Boston, MA 02116	United States

John Collins	Vice President of Three Curve Holding Corporation Partner and Chief Financial Officer of Denham Capital	185 Dartmouth St., 7th Floor, Boston, MA 02116	United States

Paul Winters	Vice President and Secretary of Three Curve Holding Corporation Partner, General Counsel and Chief Compliance Officer of Denham Capital	185 Dartmouth St., 7th Floor, Boston, MA 02116	United States

Wallace Varga	Vice President of Three Curve Holding Corporation Managing Director and Head of Tax of Denham Capital	185 Dartmouth St., 7th Floor, Boston, MA 02116	United States